SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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☐	Soliciting Material Pursuant to § 240.14a-12
Solexa, Inc.

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SOLEXA, INC.
25861 Industrial Blvd.
Hayward, California 94545
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 7, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Solexa, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, July 7, 2005 at 9:00 a.m., local time, at the Company’s principal executive offices, located at 25861 Industrial Blvd., Hayward, California 94545, for the following purposes:

1. To approve the issuance of common stock and warrants to purchase common stock in connection with a financing transaction.

2. To elect seven directors to serve for the ensuing year and until their successors are elected.

3. To adopt the Company’s 2005 Equity Incentive Plan.

4. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

5. To conduct any other business properly brought before the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is May 27, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Linda Rubinstein

Linda Rubinstein
Secretary
Hayward, California
June      , 2005
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on July 7, 2005
PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 APPROVAL OF ISSUANCE OF COMMON STOCK AND WARRANTS TO PURCHASE COMMON STOCK IN CONNECTION WITH A FINANCING TRANSACTION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.
PROPOSAL 2 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Report of the Audit Committee of the Board of Directors
PROPOSAL 3 APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in the Year Ended December 31, 2004 and Option Values
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(2)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

SOLEXA, INC.
25861 Industrial Blvd.
Hayward, California 94545
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
July 7, 2005
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Solexa, Inc. (sometimes referred to as the “Company” or “Solexa”) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.
      We intend to mail this proxy statement and accompanying proxy card on or about June       , 2005 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
      Only stockholders of record at the close of business on May 27, 2005 will be entitled to vote at the annual meeting. On this record date, there were 19,972,809 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
      If on May 27, 2005 your shares were registered directly in your name with Solexa’s transfer agent, EquiServe Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on May 27, 2005 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
      There are four matters scheduled for a vote:

•	Issuance of common stock and warrants to purchase common stock in connection with a financing transaction.

•	Election of seven directors.

•	Adoption of the Company’s 2005 Equity Incentive Plan.

•	Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.
How do I vote?
      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
      If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Solexa. Simply complete and mail the proxy card to ensure that your vote is counted.
      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at (www.proxyvote.com). To vote in person at the meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on July 6, 2005, by submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock you own as of May 27, 2005.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (i) “For” the approval of the issuance of common stock and warrants to purchase common stock in connection with a financing transaction; (ii) “For” the election of all seven nominees for director; (iii) “For” the approval of the Company’s 2005 Equity Incentive Plan; and (iv) “For” the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Solexa’s Secretary at 25861 Industrial Blvd., Hayward, California 94545.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
When are stockholder proposals due for next year’s annual meeting?
      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for our 2006 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is February 21, 2006. Stockholders wishing to submit a proposal or director nomination at the Company’s 2006 annual meeting must notify the Company of such proposals or nominations in writing to the Secretary of the Company not less than one hundred twenty (120) calendar days in advance of the anniversary date of this proxy statement, or by February 21, 2006. Unless a stockholder at the Company’s 2006 annual meeting of stockholders notifies the Company of such proposals or nominations prior to the meeting and in accordance with the Company’s Bylaws, the Chairman of the meeting will have discretionary authority to declare at the meeting that such matters cannot be transacted. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
How are votes counted?
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Discretionary items are proposals considered routine under the rules of the New York Stock Exchange. on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
How many votes are needed to approve each proposal?
      To be approved, Proposal No. 1, the issuance of common stock and warrants to purchase common stock in connection with a financing transaction, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy, excluding shares sold and issued at the first closing of the financing. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
      For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.
      To be approved, Proposal No. 3, the adoption of the Company’s 2005 Equity Incentive Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
      To be approved, Proposal No. 4, the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 19,972,809 shares outstanding and entitled to vote. Thus 9,986,405 must be represented by votes at the meeting or by proxy to have a quorum.
      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the third quarter of 2005.

PROPOSAL 1
APPROVAL OF ISSUANCE OF COMMON STOCK AND WARRANTS TO PURCHASE
COMMON STOCK IN CONNECTION WITH A FINANCING TRANSACTION
Introduction
      On April 25, 2005, we completed the first part of a two-part sale of our securities to investors in a private placement pursuant to a Purchase Agreement, dated April 21, 2005, by and among the Company and the purchasers of the common stock and warrants named therein (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we agreed to sell up to an aggregate of 8,125,000 shares of our common stock at a price per share of $4.00 and warrants to purchase up to 4,062,502 shares of our common stock at an exercise price of $5.00 per share (the “Financing”). The price per share of the common stock and the exercise price of the warrants were approved by a pricing committee of the board of directors of the Company (the “Board”) composed of directors who are not affiliated with any of the participants in the private placement.
      The sale and issuance of our common stock and warrants to purchase our common stock has been structured to close in two closings. The first closing (the “First Closing”) was completed on April 25, 2005, pursuant to which we sold and issued an aggregate of 2,120,161 shares of our common stock and warrants to purchase up to an aggregate of 1,060,085 shares of our common stock. In the second closing, which is expected to close as soon as practicable following stockholder approval (the “Second Closing”), we expect to sell an additional 6,004,839 shares of our common stock and warrants to purchase up to 3,002,417 shares of our common stock. The Second Closing is subject to the approval of this Proposal 1 by our stockholders. If stockholder approval of the Second Closing is obtained, the Second Closing is expected to occur promptly after the annual meeting.
      In connection with the Financing, certain of the stockholders of the Company beneficially owning approximately 13,528,033 shares of Company’s common stock have entered into amended support agreements, whereby they have agreed to vote all outstanding shares of the Company’s capital stock beneficially held by them in favor of the Second Closing.
      THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.
      Assuming stockholder approval of this Proposal 1, we would receive approximately $24 million from the sale of approximately 6 million shares of our common stock, or $4.00 per share, at the Second Closing. Upon exercise of the warrants to purchase up to approximately 3 million shares of our common stock, to be issued at the Second Closing, we would receive proceeds of approximately $15 million, or $5.00 per share.
      The purchasers in the Financing consist of a limited number of accredited investors, and the sale of our common stock and warrants will be made in reliance on Regulation D promulgated under the Securities Act, which offers exemptions from the registration requirements under the Securities Act. SG Cowen & Co. LLC is serving as placement agent for the Company in connection with the Financing.
The Purchasers; Interests of Certain Persons
      Certain purchasers in the transactions are affiliated with Abingworth Management Limited (defined below), OBP Management IV L.P. (defined below), Amadeus Capital Partners Limited (defined below), Schroder Venture Managers Inc. (defined below) and ValueAct Capital Management, L.P. (“ValueAct”) and are affiliated with certain individuals who are on the Board as follows: certain entities affiliated with Abingworth Management Limited are affiliated with Dr. Lloyd-Harris; certain entities affiliated with OBP

Management IV L.P. are affiliated with Mr. Carthy and Dr. Fambrough, a nominee for election to the Board; certain entities affiliated with Schroder Venture Managers are affiliated with Mr. Daniel; and certain entities affiliated with Amadeus Capital Partners Limited are affiliated with Dr. Hauser. ValueAct is affiliated with G. Mason Morfit, a member of our Board. Messrs. Carthy and Daniel have determined not to stand for election at the annual meeting.

Abingworth Management Limited
      Abingworth Management Limited is the investment advisor to Abingworth Bioventures II SICAV and the investment manager of Abingworth Bioventures II A LP, Abingworth Bioventures III A LP, Abingworth Bioventures III C LP and Abingworth Bioventures III Executives LP. Therefore, for purposes of this proxy statement, these entities affiliated with Abingworth Management Limited are collectively referred to as “Abingworth” and shares of the Company beneficially owned by these entities have been aggregated.

OBP Management IV L.P.
      Entities affiliated with OBP Management IV L.P. are Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P. For purposes of this proxy statement, these entities are collectively referred to as “Oxford Bioscience” and shares of the Company beneficially owned by these entities have been aggregated.

Amadeus Capital Partners Limited
      Entities affiliated with Amadeus Capital Partners Limited are Amadeus II A LP, Amadeus II B LP, Amadeus II C LP, Amadeus II D GmbH & Co KG and Amadeus II Affiliates LP. For purposes of this proxy statement, these entities are collectively referred to as “Amadeus” and shares of the Company beneficially owned by these entities have been aggregated.

Schroder Venture Managers Inc.
      Schroder Venture Managers Inc. is the fund manager for Schroder Ventures International Life Sciences Fund II L.P. 1, Schroder Ventures International Life Sciences Fund II L.P. 2, Schroder Ventures International Life Sciences Fund II L.P. 3, Schroder Ventures International Life Sciences Fund II Strategic Partners L.P., Schroder Ventures International Life Sciences Fund II Group Co-Investment Scheme and SV (nominees) Limited as nominee to Schroder Ventures Investments Limited. Therefore, for purposes of this proxy statement, these entities affiliated with Schroder Venture Managers Inc. are collectively referred to as “Schroder” and shares of the Company beneficially owned by these entities have been aggregated.

Ownership Percentages
      The following table indicates the beneficial ownership of our voting securities held by investors considered to be affiliates of the Company: (1) upon the First Closing, and (2) upon the Second Closing:

			Total Shares	% Voting Securities
			Beneficially Owned	Beneficially Owned
			(excludes warrant	(excludes warrant
	Common Stock	Warrants	shares)	shares)

(1) First Closing
Abingworth	4,493,841	0	4,493,841	22.78%
Amadeus	3,487,465	0	3,487,465	17.68%
Oxford Bioscience	2,493,757	0	2,493,757	12.64%
Schroder	3,052,970	0	3,052,970	15.48%
ValueAct	809,367	404,684	809,367	4.10%
(2) Second Closing
Abingworth	5,323,480	414,820	5,323,480	20.49%
Amadeus	4,256,717	384,626	4,256,717	16.39%
Oxford Bioscience	3,043,757	275,000	3,043,757	11.72%
Schroder	3,617,444	282,237	3,617,444	13.93%
ValueAct	1,875,000	937,500	1,875,000	7.22%
      Percentage ownership is determined by including shares exercisable currently or within 60 days following the date of this proxy statement, and excludes shares underlying the warrants issued at the First Closing, which are not exercisable until 180 days after the date of issuance.
Amended Support Agreements
      Entities affiliated with Abingworth Management Limited, OBP Management IV L.P., Amadeus Capital Partners Limited and Schroder Venture Managers Inc. have entered into amended support agreements, whereby they have agreed to vote all outstanding shares of the Company’s capital stock beneficially held by them in favor of the Financing. These entities are also parties to the Purchase Agreement and expected to purchase shares of common stock and warrants at the Second Closing.
Reason for Stockholder Approval
      Our common stock is listed on The Nasdaq SmallCap Market, and, as a result, we are subject to Nasdaq’s rules. We are required to seek stockholder approval for the Second Closing in order to ensure compliance with Rule 4350 of the Nasdaq rules. Nasdaq Marketplace Rule 4350(i)(1)(A) requires stockholder approval prior to the issuance of securities to officers or directors of the issuer at a price below the book or market value of the common stock. Several of the potential investors in the Second Closing are current stockholders and are affiliated with certain individuals who are on the Board as follows: certain entities affiliated with Abingworth Management Limited are affiliated with Dr. Lloyd-Harris; certain entities affiliated with OBP Management IV L.P. are affiliated with Mr. Carthy and Dr. Fambrough, a nominee for election to the board of directors of the Company; certain entities affiliated with Schroder Venture Managers are affiliated with Mr. Daniel; certain entities affiliated with Amadeus Capital Partners Limited are affiliated with Dr. Hauser; and ValueAct is affiliated with Mr. Morfit. We are seeking stockholder approval to ensure compliance with the rule and allow participation by entities affiliated with each of Abingworth Management Limited, OBP Management IV L.P., Schroder Venture Managers, Amadeus Capital Partners Limited and ValueAct.
      In addition, Nasdaq Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares of common stock (or of securities convertible into or exercisable for shares of common stock) in a transaction other than a public offering (as defined by Nasdaq), where the number of shares of common stock issued or to be issued is equal to 20% or more of a company’s outstanding common stock or 20% or more of the voting power of the company outstanding before the issuance, and where the effective sale price of the common stock is less than the greater of the book or market value of the common stock. All of our common stock sold or to be sold and issued in the financing has been priced at $4.00 per share. This was less than the price of our common stock as reported on the Nasdaq SmallCap Market prior to the pricing of such securities and, as such, the Second Closing requires stockholder consent pursuant to Nasdaq Marketplace Rule 4350(i)(1)(D).
      If approved, this proposal would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, current stockholders who are not participating in the financing would own a smaller percentage of our outstanding common stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the Company. The sale or resale of any of our common stock issued pursuant to these transactions could cause the market price of the our common stock to decline.
Reasons for the Financing
      The Board has determined that obtaining additional funds is critical to the Company’s ability to execute on its current business plan. However, because of the restrictions of Nasdaq Marketplace Rule 4350, the Company is limited in the amount it may raise through the private sale of its equity securities without obtaining stockholder approval. If the approval sought hereby is obtained and the other conditions to the Second Closing of the Financing are satisfied, the Company will raise up to $32.5 million in the Financing, including approximately $24 million at the Second Closing, but excluding the exercise of the warrants issued in connection with the financing.
Summary of the Financing
      The terms of the Financing and a description of the common stock and warrants are summarized below. Copies of the Purchase Agreement and the form of Warrant (collectively, the “Financing Documents”) have been filed by the Company as exhibits to the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2005, and you are encouraged to review the full text of the Financing Documents. The following summary is qualified in its entirety by reference to the more detailed terms set forth in the Financing Documents.

Warrants
      For each share of common stock purchased in the Financing, each purchaser shall receive a warrant to purchase one-half share of common stock. The warrants issued pursuant to the Purchase Agreement are exercisable 180 days after issuance and remain exercisable until the five year anniversary of issuance. The warrants are exercisable at a per share price equal to $5.00, subject to proportional adjustments for stock splits, stock dividends, recapitalizations and the like. The exercise price is also adjustable and as a result the purchaser receives additional shares if, at any time prior to the two and one-half year anniversary of the date of issuance, we issue additional shares of common stock, warrants or other securities exercisable or exchangeable for shares of common stock at a net price to us of less than $4.00 per share of common stock. If not exercised after five years, the right to purchase the common stock will terminate.

Registration Rights
      Pursuant to the Purchase Agreement, we agreed to use our best efforts to prepare and file a registration statement on Form S-3 (the “Registration Statement”) for the resale of the shares of common stock issued pursuant to the Purchase Agreement and shares of common stock issuable upon exercise of the warrants issued pursuant to the Purchase Agreement (collectively, the “Registrable Shares”) within 10 days following the Second Closing, but in no event later than 80 days following the First Closing, and to use our best efforts to cause the Registration Statement to become effective within 100 days following the First Closing or within 150 days following the First Closing if the Registration Statement is reviewed by the SEC. We also agreed to make such filings as necessary to keep the Registration Statement effective until such time as all of the

Registrable Shares have been resold, such time as all of the Registrable Shares may be resold in a three-month period pursuant to Rule 144(k), or the fifth anniversary of later of the First Closing Date or Second Closing Date.
      We are entitled to suspend the effectiveness of the Registration Statement for no more than 30 days in any 12 month period. In the event we fail to cause the Registration Statement to be timely filed, timely declared effective, or to be kept effective (other than pursuant to the permissible suspension periods), we agreed to pay as liquidated damages the amount of 1% per month of the aggregate amount invested by each purchaser in the Financing (excluding any amount attributable to the warrants acquired in the Financing). The stockholder approval being sought hereby will constitute consent to the payment of these cash penalties, if any.
Description of Common Stock
      Our authorized capital stock consists of 60,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.
      As of June 3, 2005, there were 19,972,809 shares of common stock outstanding, held of record by approximately 1,100 stockholders. In addition, as of June 3, 2005, there were 1,164,936 shares of common stock subject to outstanding options with a weighted average exercise price of approximately $9.67 per share and 1,779,381 shares of common stock subject to warrants. We currently have no preferred stock outstanding.
      Each share of our common stock entitles its holder to one vote on all matters to be voted upon by our stockholders. Holders of our common stock may receive ratably any dividends that the Board may declare out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any preferred stock that may be issued in the future. Our common stock has no preemptive rights, conversion rights, subscription rights or redemption or sinking fund provisions. All outstanding shares of our common stock are fully paid and non-assessable.

Warrants
      As of June 3, 2005, warrants to purchase an aggregate of 1,779,381 shares of our common stock were outstanding at a weighted average exercise price of approximately $13.30 per share.

Anti-Takeover Provisions

Delaware Law
      We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person becomes an interested stockholder, unless:

•	the board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the company’s voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the person became an interested stockholder, the board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66.67% of the outstanding stock not owned by the interested stockholder.

      Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of our stock owned by the interested stock holders; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.
      In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Certificate of Incorporation and Bylaws Provisions
      Our certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of us. First, the bylaws provide that special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Second, the certificate of incorporation provides that our board of directors can issue shares of preferred stock. Finally, the bylaws establish procedures, including advance notice procedures with regard to the nomination of candidates for election as directors and stockholder proposals. These provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control or management of us.
Use of Proceeds
      The funds that may be raised are expected to be used for general corporate purposes, more specifically, the research, development and market launch of a new genetic analysis instrument system to be sold to customers for use in their own research laboratories, in the Company’s genomics service business and to pay off the Silicon Valley Bank loan in the aggregate principal amount of $3 million.
Overall Effect of the Proposal
      If the proposal is approved by the stockholders, we, in compliance with the NASDAQ rules, will complete the sale or issuance of up to approximately 12,187,502 shares of our common stock (including warrants exercisable for or convertible into our common stock) at a discount to market price and to book value of our common stock, in an offering that is not a “public offering” as defined by NASDAQ and in a transaction involving investors who will include affiliates of certain individuals who are on Board This approval would not limit our ability to do a public offering, as defined by NASDAQ, or to issue or sell a number of shares of our common stock (including shares issuable upon conversion or exercise of convertible debt, warrants or other securities exercisable for or convertible into our common stock) that is less than 20% of the outstanding shares on terms that might or might not be similar to those in this proposal.
      The issuance of our common stock in the transactions subject to this proposal is not intended to have an anti-takeover effect and is not part of a plan by management to institute anti-takeover measures. We do not have knowledge of any effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Required Vote
      The affirmative vote of a majority of all of the votes present or represented and entitled to vote at the annual meeting, excluding for this purpose any shares sold and issued at the First Closing of the Financing, is required to approve the Second Closing of the Financing.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2
ELECTION OF DIRECTORS
      There are seven nominees for the seven Board of Directors of the Company (the “Board”) positions presently authorized pursuant to the terms of the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each nominee listed below is currently a director of the Company, except for Dr. Fambrough. Each of the nominees listed below, except for Mr. Taylor and Dr. Fambrough, is currently a director of the Company who was appointed by the Board and recommended for election by the Board. Mr. Taylor has served as a director of the Company since March 1994 and Dr. Fambrough was recommended for election to the Board by Mark Carthy, a colleague of Dr. Fambrough and current director of the Company who is not standing for election. Mr. Morfit is the nominee of ValueAct, a stockholder of the Company. Pursuant to a letter agreement, dated April 21, 2005, ValueAct has the right to nominate one member of the Board so long as it holds at least 738,000 shares of the Company’s common stock. It is the Company’s policy to invite nominees for director to attend the Annual Meeting. Messrs. Taylor and West attended the 2004 Annual Meeting of Stockholders.
      Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
Nominees
      The following is a brief biography of each nominee for director.

Name	Age	Position

Craig C. Taylor(1)(2)(3)	54	Chairman of the Board
John West	48	Chief Executive Officer, Director
Stephen D. Allen	46	Director and Principal Scientific Advisor
Douglas M. Fambrough	36	Nominee
Hermann Hauser(2)	55	Director
Genghis Lloyd-Harris(1)(2)(3)	47	Director
G. Mason Morfit(1)	29	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee
      Craig C. Taylor was elected Chairman of the Board in December 2000, has served as a director of the company since March 1994 and served as Acting Chief Financial Officer from July 1994 to April 1997. He has been active in venture capital since 1977, when he joined Asset Management Company, a venture capital firm. He is a general partner of AMC Partners 89 L.P., which serves as the general partner of Asset Management Associates 1989 L.P., a private venture capital partnership. He currently serves as a director of Pharmacyclics, Inc., a biotechnology company, Adeza Biomedical, Inc., a healthcare company and several private companies.
      John West joined the company in March 2005 as Chief Executive Officer and a director upon the completion of the business combination with Solexa Limited. Mr. West has served as Chief Executive Officer and director of Solexa Limited since August 2004. From January 2001 to July 2004, Mr. West was Vice President at Applied Biosystems, Inc., where he was responsible for the company’s instrument and reagent products for DNA sequencing, gene expression, genotyping, PCR and DNA synthesis. From January 1999 to

January 2001, Mr. West was the Marketing Director for Microfluidics at Coventor, Inc. (fka Microcosm Technologies, Inc.). From 1996 to June 1998, Mr. West was the President of Princeton Instruments, Inc., and from June 1990 to 1996 he was a General Manager at Princeton Instruments, Inc. Prior to Princeton Instruments, Inc., Mr. West was the President and founder of BioAutomation, Inc. Mr. West received BS and MS degrees in engineering from MIT and an MBA in Finance from the Wharton School at the University of Pennsylvania.
      Stephen D. Allen, Ph.D., became a director of the company in March 2005 upon the completion of the business combination with Solexa Limited where Dr. Allen has served as a director. Dr. Allen, an independent consultant, was previously with Mettler-Toledo International Inc. from 2000 to 2004, as Head of Automated Chemistry, in which role he has been responsible for the acquisition and integration of a series of companies focused on drug discovery tools. From 1999 to 2000, Dr. Allen was Vice President of European Operations for Perkin-Elmer Instruments and from 1983 to 1999, Dr. Allen held a series of senior management positions in the United Kingdom and United States for PE Corporation (now Applera Corp), including General Manager of a spectroscopy business and Vice President of Product Development. Dr. Allen received his BSc and Ph.D. in Chemistry from Nottingham University.
      Hermann Hauser, Ph.D., became a director of the company in March 2005 upon the completion of the business combination with Solexa Limited, where Dr. Hauser has served as a director. Dr. Hauser has founded, co-founded and backed over 20 information technology companies, including Acorn Computer Group and Virata (now GlobespanVirata). While working at Olivetti as Vice President, Research, he established Olivetti’s global network of research laboratories. In 1997, he co-founded Amadeus Capital Partners Ltd., a venture capital company specializing in high-technology investments. He has served as a Director of Amadeus since that time. Dr. Hauser received an MA in Physics from Vienna University and a Ph.D. in Physics from the University of Cambridge. He is a Fellow of the Institute of Physics and of the Royal Academy of Engineering, an honorary Fellow of King’s College, Cambridge and in 2001 was awarded an honorary CBE for “innovative service to the UK enterprise sector.”
      Genghis Lloyd-Harris, M.D., Ph.D., MBA became a director of the company in March 2005 upon the completion of the business combination with Solexa Limited, where Dr. Lloyd-Harris has served as a director. Since April 2004, Dr. Lloyd-Harris has been a partner at Abingworth Management, a venture capital firm in the U.K. From 1996 to 2004, Dr. Lloyd-Harris was a biotechnology equity research analyst at Credit Suisse First Boston in the European Equity Research Group, based in London. From 1989 to 1996, Dr. Lloyd-Harris worked for Credit Suisse First Boston’s Health Care Group in the Investment Banking Division in New York and London. From 1981 to 1987, Dr Lloyd-Harris was a pediatrician in Melbourne, Australia. Dr. Lloyd-Harris received a Medical Degree from the University of Liverpool in the U.K., a Ph.D. in Clinical Pharmacology from the University of Melbourne, Australia, and an MBA from Harvard Business School.
      G. Mason Morfit, CFA, was appointed to the Solexa board of directors in April 2005. Mr. Morfit has been a Partner of ValueAct Capital since January 2003 and was an associate at ValueAct Capital from January 2001 to December 2002. Prior to joining ValueAct Capital, Mr. Morfit worked in equity research for Credit Suisse First Boston following the managed care and physician services industries from September 1998 to November 2000. Mr. Morfit received his BA from Princeton University and is a CFA charterholder. Mr. Morfit is currently on the board of MSD Ignition, a privately held performance auto parts company.
      Douglas M. Fambrough, Ph.D., is a Partner with Oxford Bioscience Partners. Prior to joining Oxford in 1999, Dr. Fambrough spent 10 years in academic research, most recently at the Whitehead/ MIT Center for Genome Research. He graduated from Cornell University and obtained his Ph.D. in genetics from the University of California, Berkeley. He currently serves as a director of Solstice Neurosciences, a neurology specialty pharma company and Sirna Therapeutics, a restart of Ribozyme Pharmaceuticals around the new technology of RNA interference, and as a board observer to Cambrios, RibX Pharmaceuticals and Xantos Biomedicine AG.
THE BOARD OF DIRECTORS RECOMMEND
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board of Directors
      As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.
      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. West, the Chief Executive Officer of the Company.
      As required under applicable Nasdaq listing standards, in fiscal 2004 the Company’s independent directors met three times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, c/o Solexa, Inc. at 25861 Industrial Blvd., Hayward, California 94545. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Governance and Nominating Committee.
Information Regarding the Board of Directors and Its Committees
      During the fiscal year ended December 31, 2004, the Board held ten meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee
      The Audit Committee of the Company’s board of directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s engagement team as required by law; reviews the financial statements to be included in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the accounting firm’s review of the Company’s quarterly financial statements.
      The Audit Committee for the year ended December 31, 2004 was composed of three non-employee directors: Craig Taylor, Marc Kozin and David U’Prichard. The Audit Committee met four times during such calendar year. Messrs. Kozin and U’Prichard resigned from the Board during March 2005 upon the completion of the business combination with Solexa Limited.
      The current Audit Committee is composed of three non-employee directors: Messrs. Taylor and Morfit and Dr. Lloyd-Harris. All members of the Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter.
      The Company’s board of directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of Solexa’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Company currently does not have an audit committee financial expert as defined in Item 401(h) of Regulation S-K. At this time, the board of directors believes that the interests of the

Company’s stockholders can be adequately served for the time being by the current members but intends to add such an expert to the board of directors once a suitable candidate can be identified and recruited.

Compensation Committee
      The Compensation Committee of the Company’s board of directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and recommends the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee also serves as the Stock Option Committee for the Company’s 1992 plan and the 2005 Equity Incentive Plan for employees of Company and in that capacity approves employee stock option grants. During the year ended December 31, 2004, the Compensation Committee was composed of two non-employee directors: Messrs. Taylor and Kitch. The Compensation Committee acted by unanimous consent one time during such calendar year.
      The current Compensation Committee is composed of four non-employee directors: Craig Taylor, Tom Daniel, Hermann Hauser and Genghis Lloyd-Harris. Mr. Daniel has decided not to stand for election at the annual meeting. All members of the Compensation Committee are “independent,” as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee of the Company’s board of directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the board of directors), reviewing and evaluating incumbent directors, or recommending to the board of directors for selection candidates for election to the board of directors, making recommendations to the board of directors regarding the membership of the committees of the board of directors, assessing the performance of the board of directors, and developing a set of corporate governance principles for the Company. The Company’s Nominating and Corporate Governance Committee Charter can be found on the Company’s website at www.lynxgen.com. During the year ended December 31, 2004, three directors comprised the Nominating and Corporate Governance Committee: Messrs. Kitch, Kozin and Taylor. The Nominating and Corporate Governance Committee did not meet during such calendar year, but has met twice during the year ended December 31, 2005.
      Three directors currently comprise the Nominating and Corporate Governance Committee: Messrs. Taylor, Daniel and Lloyd-Harris. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee was formed in October 2004.
      The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board of directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than five percent of the Company’s voting stock.
      The Nominating and Corporate Governance Committee will consider director candidates recommended by Solexa stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Solexa, Inc., 25861 Industrial Blvd., Hayward, California 94545, attention: Nominating and Corporate Governance Committee at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Meetings of the Board of Directors
      During the fiscal year ended December 31, 2004, all directors except Drs. Hood, Brenner, Woychik and U’Prichard attended at least 75% of the aggregate of the meetings of the Board held during the period in which they were a director. In addition, all of the committee members attended at least 75% of the aggregate of the meetings of the committees on which they served during the same period. Messrs. Kitch, Mitchell and Kozin and Drs. Hood and U’Prichard resigned from the Board effective March 4, 2005, in connection with the closing of the business combination transaction with Solexa Limited.
Stockholder Communications with the Board of Directors
      The Board has adopted a formal process by which the Company’s stockholders may communicate with the board or any of its directors. Solexa stockholders who wish to communicate with the Company’s board of directors may do so by sending a letter to Secretary, Solexa, Inc., 25861 Industrial Blvd., Hayward, California 94545. All communications will be compiled by the Secretary of the Company and submitted to the board of directors or the individual directors on a periodic basis. These communications will be reviewed by one or more employees of the Company designated by the board of directors, who will determine whether they should be presented to the board. The purpose of the screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors of the Board.

Employee Communications with the Board of Directors
      Each employee of the Company has a responsibility to promptly report any suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls, and auditing matters, or other violations of federal and state laws. To facilitate the reporting of employee complaints regarding suspected violations, the Audit Committee of the Company’s board of directors has adopted a Whistleblower Policy and has established procedures for (i) the submission by employees of suspected violations and (ii) the receipt, retention and treatment of these complaints.
Code of Conduct
      The Company’s written Code of Conduct applies to all of the Company’s officers, directors and employees, including its executive officers. The Code of Conduct is available on the Company’s website at www.lynxgen.com. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Report of the Audit Committee of the Board of Directors(1)
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors of Solexa. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), and considered the compatibility of nonaudit services with the auditors’ independence.
      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors.
      From the members of the Audit Committee:

Craig C. Taylor
Genghis Lloyd-Harris
G. Mason Morfit

     (1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act 1934, as amended (the “Exchange Act”) whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 3
APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN
      In June 2005, the Board adopted the Company’s 2005 Equity Incentive Plan (“Incentive Plan”), subject to stockholder approval. Stockholders are requested in this Proposal 3 to approve the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 3 will be required to approve the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.
      The essential features of the Incentive Plan are outlined below:
General
      The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights and other stock awards (collectively “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.
Purpose
      The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 68 domestic employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan. The Company intends to establish a sub-plan in order to permit participation in the Incentive Plan by employees, directors and consultants of the Company and its affiliates who are foreign nationals or employed outside of the United States.
Administration
      The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.
      The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than one member of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself. The Board also may delegate to one or more officers of the Company the authority to do one or both of the following (i) designate officers and employees of the Company to be recipients of stock awards and (ii) determine the number of shares of common stock to be subject to such stock awards granted to such officers and employees of the Company. Such officer would be able to grant only the number of stock awards specified by the Board, and such officer would not be allowed to grant a stock award to himself or herself.
      The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).
Stock Subject to the Incentive Plan
      An aggregate of one million nine hundred seventy-eight thousand seven hundred sixty-seven (1,978,767) shares of common stock is reserved for issuance under the Incentive Plan (which includes a total of one hundred seventy-eight thousand seven hundred sixty-seven (178,767) shares of common stock that were previously held in reserve under the Lynx Therapeutics, Inc. 1992 Stock Option Plan, but which were unused, and which have been transferred to the Incentive Plan). Additionally, if any outstanding stock options granted under the Lynx Therapeutics, Inc. 1992 Stock Option Plan expire or terminate without having been exercised, the shares of common stock that are not acquired under such stock options shall revert to, and become available for issuance under the Incentive Plan. The maximum aggregate number of additional shares of common stock that may revert to the Incentive Plan under this provision is one million one hundred seventy-one thousand seven hundred thirty-seven (1,171,737) shares.
      Reversion of Shares. There are certain circumstances under which shares of Common Stock that are already subject to an outstanding award under the Incentive Plan may revert to the Plan and may become available for reissuance. Specifically, if a stock award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (i.e., in the case of a stock option, stock appreciation right or stock unit award), or if any shares of Common Stock issued to a participant pursuant to an award are forfeited back to or are repurchased by the Company (i.e., in the case of restricted stock), then the shares not acquired shall revert to and again become available for issuance under the Incentive Plan. A forfeiture or repurchase of stock may occur, for example, as a result of a participant’s failure to satisfy a contingency or condition that is required for the vesting of such shares. Stock that has been issued, and which is then forfeited or repurchased by the Company, shall only be reissued in the form of awards other than incentive stock options.
      Effect on Share Reserve of Use of Shares to Cover Tax Withholding. The Board has discretion under the Incentive Plan to allow a participant of a stock option to use shares of Common Stock to satisfy the tax withholding requirement that may arise upon exercise of such option. The shares may be shares previously owned by the participant, or may be the shares acquired from the exercise of the option. Any shares of Common Stock that are not delivered to a participant because those shares are used to satisfy the payment of taxes will revert to the share reserve under the Incentive Plan (and shall again become available for issuance in the future).
      Effect on Share Reserve of a “Net Exercise” or Cashless Exercise of Stock Options. Payment of the exercise price of a stock option may be made in cash or check payable to the Company. The Board may provide in the applicable stock option agreement under the Incentive Plan that a participant may use shares of already-owned Common Stock to satisfy payment of the exercise price, or any other means approved by the Board (including a “net exercise” in which the Company withholds a number of shares that would otherwise be issued to a participant upon the exercise of the option that have a fair market value equal to the option exercise price). Any shares of Common Stock that are not delivered to a participant because those shares are used to satisfy the payment of the exercise price will revert to the share reserve under the Incentive Plan (and shall again become available for issuance in the future).

      Maximum number of Shares Issued through Incentive Stock Options.
      The maximum aggregate number of shares that may be issued under the Incentive Plan through the exercise of incentive stock options is three million one hundred fifty thousand five hundred four (3,150,504) (which includes a total of one million one hundred seventy-one thousand seven hundred thirty-seven (1,171,737) shares that may revert to the Incentive Plan from the Lynx Therapeutics, Inc. 1992 Stock Option Plan).
Eligibility
      Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.
      No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, to the extent that certain provisions of the California Code of Regulations is applicable to the Incentive Plan, no award may be granted under the Incentive Plan to any such 10% stockholder unless the exercise price or the purchase price, as applicable, is at least 100% of the fair market value of the stock subject to the award (or such lower percentage permitted by applicable state law). In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.
      No employee may be granted options or stock appreciation rights under the Incentive Plan exercisable for more than one million five hundred thousand (1,500,000) shares of common stock during any calendar year (“Section 162(m) Limitation”).
Terms of Options
      The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.
      Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. See “Federal Income Tax Information.” As of June 3, 2005, the closing price of the Company’s Common Stock as reported on the Nasdaq SmallCap Market was $6.50 per share.
      The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) by a “net exercise” of the option (as described above), (iii) pursuant to a program developed under Regulation T of the Federal Reserve Board that results in the receipt of cash by the Company or irrevocable instructions to pay the exercise proceeds to the Company from the proceeds of the sale of the stock, or (iv) in any other form of legal consideration acceptable to the Board.
      Repricing. The Plan does not affirmatively give the Board authority, in the event of a decline in the value of the Company’s Common Stock, to replace outstanding higher priced options with new lower priced options, nor does it give the Board authority to reprice any out-of-the-money options.
      Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Options granted to an employee who is not an officer, director or consultant of the Company will vest at a rate of at least twenty percent (20%) per year over five years pursuant to applicable state law. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company or by a combination of these means.
      Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service. In no event, however, may an option be exercised after the expiration of its maximum term of 10 years.
      The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements. In no event, however, may an option be exercised after the expiration of its maximum term of 10 years.
Terms of Stock Purchase or Bonus Awards
      Payment. Subject to certain limitations, the purchase price for stock purchase awards must be at least the par value of our common stock. The purchase price for a stock purchase award may be payable in cash, or any other form of legal consideration approved by the Board. Stock Bonus awards may be granted in consideration for the recipient’s past services for the Company or an affiliate or any other consideration determined by the Board to be sufficient.
      Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a stock purchase or bonus award agreement under the Incentive Plan.
      Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may be transferred only as expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.
Stock Appreciation Rights
      A stock appreciation right entitles the participant to a payment equal in value to the appreciation in the value of the underlying share of the Company’s common stock for a predetermined number of shares over a specified period. Stock appreciation rights are granted through a stock appreciation right agreement. Each stock appreciation right is denominated in shares of common stock equivalents. The strike price of each stock appreciation right is determined by the Board at the time of grant of the stock appreciation right. The Board may impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. If a stock appreciation right recipient’s relationship with the Company, or any affiliate of the Company, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months following cessation of service, unless the terms of the stock appreciation right agreement provide for earlier or later termination. Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two or in any other form of legal consideration approved by the Board.
Stock Unit Awards
      A stock unit award is a promise by the Company to issue shares of the Company’s common stock, or pay cash (or other consideration) based on the value of shares of common stock, equivalent to the number of units covered by the award of or after vesting of the stock unit award. Stock unit awards are purchased through a stock unit award agreement. The consideration, if any, for stock unit awards, is determined by the Board at the time of grant. Stock unit awards may be settled by the delivery of shares of our common stock, in cash, in any combination of the two or in any other form of legal consideration approved by the Board. At the time of grant, the Board may also determine any restrictions or conditions to the vesting of the award or any other restrictions or conditions that delay delivery of such shares or other consideration. If a stock unit award recipient’s service relationship with the Company terminates, any unvested portion of the stock unit award is forfeited upon the recipient’s termination of service, unless the award agreement provides otherwise.
Other Stock Awards
      Other forms of stock awards based on our common stock may be granted either alone or in addition to other stock awards under the Incentive Plan. The Board has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards.
Restrictions on Transfer
      The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.
Adjustment Provisions
      Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.
Effect of Certain Corporate Transactions
      In the event of certain corporate transactions, all outstanding stock awards under the Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity does not assume such awards or substitute similar awards, then the vesting of such stock awards (in the case of participants who are still in the Company’s or affiliate’s service at the time of the corporate transaction) will be accelerated and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction. A stock award may be subject to acceleration of vesting in the event of a change in control as may be provided in the applicable stock award agreement or other written agreement between the award recipient and the Company. The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination
      The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate in June 2015.
      The Board may also amend the Incentive Plan at any time or from time to time. No amendment or termination of the Incentive Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company will obtain stockholder approval of any such amendment to the Incentive Plan in such a manner and to such a degree as may be required.
Federal Income Tax Information
      Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.
      There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
      If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.
      Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.
      Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences.
      There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.
      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Stock Purchase Awards and Stock Bonuses. Stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.
      Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.
      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.
      Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.
      Notwithstanding the above, a stock appreciation right is considered deferred compensation for purposes of Section 409A of the Code, unless the following criteria are met: (1) the SAR can be settled only in stock of the service participant, (2) the stock underlying the SAR is publicly traded on an established securities market, (3) the service provider cannot elect upon exercise of the SAR to defer payout of the stock to a later date, and (4) the SAR pays only the excess in value of the underlying stock on the exercise date over the value of such stock on the grant date. Non-compliance with Section 409A can result in the imposition of income tax and penalties on a participant at the time of grant of the SAR or upon later vesting.
      Stock Unit Awards. A participant does not have taxable ordinary income upon the grant of a stock unit award. Ordinary income arises on the actual or constructive receipt of the stock underlying the units (or upon receipt of cash, if the award is settled in cash) which generally occurs when the stock award unit vests. The Board may permit deferral of the payout of the stock or cash to a date beyond the vesting date in which case the recognition of ordinary income is delayed until the date of receipt (assuming that Section 409A of the Code does not require earlier recognition of income).
      Section 409A of the Code provides that a stock award unit does not result in the deferral of compensation if the stock must be issued shortly after vesting occurs. If the service provider has the right to elect to defer payout of the stock to a future taxable year, this will be considered a deferred compensation arrangement under Section 409A. Non-compliance with Section 409A can result in the imposition of income tax and penalties on a participant at the time of grant of the award or upon later vesting.
      Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.
      Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).
Effective Date of Incentive Plan
      The Incentive Plan became effective on June 3, 2005, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS
      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2004:

Number of
Securities
Remaining
	Number of		Available for
	Securities to be		Future Issuance
	Issued upon	Weighted-Average	under Equity
	Exercise of	Exercise Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1992 Stock Option Plan	366,862	$40.69	—
1998 Employee Stock Purchase Plan(1)	N/A	N/A	37,618
Equity compensation plans not approved by security holders:
None	—	—	—

Total	366,862	$40.69	37,618

(1)	In early 2003, pursuant to the Company’s transfer from the Nasdaq National Market to the Nasdaq SmallCap Market, we suspended our Employee Stock Purchase Plan.
      All of the equity compensation plans of the Company that were in effect as of December 31, 2004 were adopted with the approval of the Company’s security holders.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
      The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2003 and 2004, by Ernst & Young LLP, the Company’s independent registered public accounting firm (amounts in thousands).

	2003	2004(1)

Audit fees	$224,160	$384,855
Audit-related fees	36,500	198,289
Tax fees	31,320	14,900
Other fees	7,144	—

Total	$299,124	$598,044

(1)	Includes audit fees of $14,500, audit-related fees of $49,000 and tax fees of $14,900 billed to Solexa Limited, a company registered in England and Wales, for fiscal year ended December 31, 2004. On March 4, 2005, the Company closed a business combination with Solexa Limited, which became a subsidiary of the Company.
      Audit Fees: this category includes fees for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.
      Audit-Related Fees: this category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.”

      Tax Fees: this category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.
      All Other Fees: this category consists of fees for professional services rendered by Ernst & Young LLP in connection with research and consultations regarding a foreign joint venture and reorganization of Lynx GmbH. All of the fees described above were approved by the Audit Committee. The Audit Committee has determined the rendering of non-audit services by Ernst & Young LLP is compatible with maintaining their independence.
Pre-Approval Policies and Procedures
      The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding beneficial ownership of our common stock as of May 27, 2005 by: (i) each stockholder who is known by us to own beneficially more than five percent of the common stock; (ii) each executive officer named in the Summary Compensation Table, which we refer to as the “named executive officers;” (iii) each director and nominee for director; and (iv) all of our current directors and executive officers as a group.

	Beneficial Ownership(1)

	Number of	Percent of
Name of Beneficial Owner	Shares	Total

Entities affiliated with Abingworth Management Limited(2)	4,493,841	22.5%
38 Jermyn Street
London SW1Y 6DN
Great Britain
Entities affiliated with Amadeus Capital Partners Limited(3)	3,487,465	17.5%
Mount Pleasant House, 2 Mount Pleasant
Huntington Road, Cambridge CB3 ORN
Great Britain
Entities affiliated with OBP Management IV L.P.(4)	2,493,757	12.5%
222 Berkeley Street, Suite 1650
Boston, Massachusetts 02116
Entities affiliated with Schroder Venture Managers Inc.(5)	3,052,970	15.3%
c/o Church Street
Hamilton HM 11
Bermuda
Craig C. Taylor(6)	44,927	*
John West(7)	194,196	1.0%
Stephen D. Allen(8)	3,327	*
Mark Carthy(9)	2,493,757	12.5%
c/o OBP Management IV L.P.
222 Berkeley St., Suite 1650
Boston, Massachusetts 02116
Tom Daniel(10)	3,052,970	15.3%
c/o Schroder Venture Managers Inc.
Church Street
Hamilton HM 11
Bermuda
Hermann Hauser(11)	3,487,465	17.5%
c/o Amadeus Capital Partners Limited
Mount Pleasant House, 2 Mount Pleasant
Huntington Road, Cambridge CB3 ORN
Great Britain
Genghis Lloyd-Harris	—	*
G. Mason Morfit(12)	—	*
Douglas M. Fambrough(13)	—	*
c/o OBP Management IV L.P.
222 Berkeley St., Suite 1650
Boston, Massachusetts 02116
Kevin P. Corcoran(14)	7,757	*
c/o Applied Biosystems
850 Lincoln Centre Drive
Foster City, CA 94404
Peter Lundberg	—	*

	Beneficial Ownership(1)

	Number of	Percent of
Name of Beneficial Owner	Shares	Total

Omead Ostadan	—	*
Linda Rubinstein(15)	11,750	*
Kathy A. San Roman(16)	17,971	*
Mary J. Schramke, Ph.D., MBA(17)	5,207	*
Tony Smith, Ph.D.(18)	46,018	*
Thomas J. Vasicek, Ph.D.(19)	11,385	*
All directors and officers as a group (15 persons)(20)	9,376,730	46.3%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and, unless otherwise indicated, includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 19,972,809 shares of common stock outstanding as of May 27, 2005, except as otherwise noted in the footnotes. Shares of common stock subject to options currently exercisable or exercisable within 60 days of May 27, 2005, are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(2)	Includes 2,266,436 shares of common stock held by Abingworth Bioventures II SICAV; 363,278 shares of common stock held by Abingworth Bioventures II A LP; 935,791 shares of common stock held by Abingworth Bioventures III A LP; 571,244 shares of common stock held by Abingworth Bioventures III B LP; 342,179 shares of common stock held by Abingworth Bioventures III C LP; and 14,913 shares held by Abingworth Bioventures III Executives LP.

(3)	Includes 1,569,359 shares of common stock held by Amadeus II A LP; 1,046,240 shares held by Amadeus II B LP; 732,368 shares of common stock held by Amadeus II C LP; 34,875 shares of common stock held by Amadeus II D GmbH & Co KG; and 104,623 shares of common stock held by Amadeus II Affiliates LP.

(4)	Includes 2,468,986 shares of common stock held by Oxford Bioscience Partners IV L.P. and 24,771 shares of common stock held by mRNA Fund II L.P.

(5)	Includes 1,788,785 shares of common stock held by Schroder Ventures International Life Sciences Fund II L.P.1; 761,826 shares of common stock held by Schroder Ventures International Life Sciences Fund II L.P.2; 203,022 shares of common stock held by Schroder Ventures International Life Sciences Fund II L.P.3; 27,596 shares of common stock held by Schroder Ventures International Life Sciences Fund II Strategic Partners L.P.; 51,441 shares of common stock held by Schroder Ventures International Life Sciences Fund II Group Co-Investment Scheme; and 220,320 shares of common stock held by SV (nominees) Limited as Nominee to Schroder Ventures Investments Limited.

(6)	Includes 8,303 shares of common stock, 2,521 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of May 27, 2005, and 1,135 shares of common stock issuable upon exercise of warrants held by Mr. Taylor. Also includes 26,007 shares of common stock held by Asset Management Associates 1989 L.P. Mr. Taylor, the Chairman of the board of directors of Solexa, is a general partner of AMC Partners 89, which is the general partner of Asset Management Associates 1989 L.P. Mr. Taylor shares the power to vote and control the disposition of shares held by Asset Management Associates 1989 L.P. and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)	Includes 194,196 shares of common stock issuable upon exercise of stock options held by Mr. West that are exercisable within 60 days of May 27, 2005.

(8)	Includes 3,327 Solexa ordinary shares issuable upon exercise of stock options held by Mr. Allen that are exercisable within 60 days of May 27, 2005.

(9)	Includes 2,468,986 shares of common stock held by Oxford Bioscience Partners IV L.P. and 24,771 shares of common stock held by mRNA Fund II L.P. Mr. Carthy is a General Partner of OBP Management IV L.P., which is the general partner of Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P. Mr. Carthy may be deemed to share voting and investment power of the shares held by Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P. Mr. Carthy disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)	Includes 1,788,785 shares of common stock held by Schroder Ventures International Life Sciences Fund II L.P.1; 761,826 shares of common stock held by Schroder Ventures International Life Sciences Fund II L.P.2; 203,022 shares of common stock held by Schroder Ventures International Life Sciences Fund II L.P.3; 27,596 shares of common stock held by Schroder Ventures International Life Sciences Fund II Strategic Partners L.P.; 51,441 shares of common stock held by Schroder Ventures International Life Sciences Fund II Group Co-Investment Scheme; and 220,320 shares of common stock held by SV (nominees) Limited as Nominee to Schroder Ventures Investments Limited. Mr. Daniel, a director of Solexa, was formerly a General Partner of Schroder Ventures Life Sciences Advisers (UK) Limited which is an advisor to Schroder Venture Managers, Inc., the General Partner of the entities known collectively as Schroder Ventures International Life Sciences Fund II. Mr. Daniel has no beneficial ownership of the shares owned by Schroder Ventures International Life Sciences Fund II, except to the extent of his pro-rata interest therein.

(11)	Includes 1,569,359 shares of common stock held by Amadeus II A LP; 1,046,240 shares held by Amadeus II B LP; 732,368 shares of common stock held by Amadeus II C LP; 34,875 shares of common stock held by Amadeus II D GmbH & Co KG; and 104,623 shares of common stock held by Amadeus II Affiliates LP. Dr. Hauser shares the power to vote and control the disposition of shares held by Amadeus II A LP, Amadeus II B LP, Amadeus II C LP, Amadeus II D GmbH & Co KG and Amadeus II Affiliates LP. Dr. Hauser disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(12)	Excludes 809,367 shares of common stock held by ValueAct Capital Master Fund, L.P. Mr. Morfit is a non-managing member of VA Partners, LLC, which is the general partner of ValueAct Capital Master Fund, L.P. Mr. Morfit disclaims beneficial ownership of the shares owned by ValueAct Capital Master Fund, L.P.

(13)	Dr. Fambrough is affiliated with Oxford Bioscience Partners IV, L.P. and mRNA Fund II L.P. and does not possess voting and/or investment power of the shares held by these entities.

(14)	Mr. Corcoran, former President and Chief Executive Officer of the Company, resigned from the Company in December 2004.

(15)	Includes 11,750 shares of common stock issuable upon exercise of stock options held by Ms. Rubinstein that are exercisable within 60 days of May 27, 2005.

(16)	Includes 17,971 shares of common stock issuable upon exercise of stock options held by Ms. San Roman that are exercisable within 60 days of May 27, 2005.

(17)	Includes 5,207 shares of common stock issuable upon exercise of stock options held by Dr. Schramke that are exercisable within 60 days of May 27, 2005.

(18)	Includes 46,018 shares of common stock issuable upon exercise of stock options held by Dr. Smith that are exercisable within 60 days of May 27, 2005.

(19)	Includes 363 shares of common stock and 11,022 shares of common stock issuable upon exercise of stock options held by Dr. Vasicek that are exercisable within 60 days of May 27, 2005. Dr. Vasicek resigned from the Company in May 2005.

(20)	Includes 9,083,583 shares of common stock (including shares of common stock held by entities affiliated with certain directors), 292,012 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of May 27, 2005 and 1,135 shares of common stock issuable upon exercise of warrants held by current directors and officers. See Notes 2 through 19 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.
Compensation of Directors
      In order to recruit and retain qualified members for the Board, we implemented a director compensation program in June 2005 for non-employee directors for their services as members of our Board. Pursuant to the program, each non-employee director of the Company receives an annual retainer of $15,000 (plus $10,000 for serving as chairman of the Board) and a fee of $2,000 per meeting attended in person and $1,000 per meeting attended via telephone. Members of the Audit Committee receive an annual retainer of $5,000 (plus $2,500 for serving as chairman of the Audit Committee) and a fee of $1,250 per meeting attended in person (plus $750 per meeting for chairman of the Audit Committee) and $1,000 per meeting attended via telephone. Members of the Compensation Committee receive an annual retainer fee of $5,000 (plus $2,500 for serving as chairman of the Compensation Committee) and a fee of $1,250 per meeting attended in person (plus $750 per meeting attended in person by the chairman of the Compensation Committee) and $1,000 per meeting attended via telephone. Members of the Nominating and Corporate Governance Committee receive a fee of $1,250 per meeting attended in person and $1,000 per meeting attended via telephone. The meeting fee amounts are subject to adjustment to the extent that board and committee meetings are held on the same day.
      Under the director compensation program, directors who are affiliated with Abingworth Management Limited, OBP Management IV L.P., Amadeus Capital Partners Limited and ValueAct shall receive their retainer and meeting fees in the form of shares of our common stock subject to a twelve month restriction on resale. All other non-employee directors shall receive one-half of their retainer and meeting fees in the form of cash and one-half of their retainer and meeting fees in the form of shares of our common stock subject to a twelve month restriction on resale.
      In addition, each non-employee director is entitled to receive an option to purchase 20,000 shares of our common stock (plus 5,000 shares for serving as chairman of the Board) upon election or appointment to the Board and an annual option to purchase 10,000 shares of our common stock (plus 2,000 shares for serving as chairman of the Board). The stock option grant will vest in equal monthly installments over a period of twelve months. In addition, all non-employee directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.
      Non-employee directors are also eligible to participate in our 1992 Stock Option Plan and 2005 Equity Incentive Plan. Options granted to non-employee directors under our 1992 Stock Option Plan and 2005 Equity Incentive Plan are discretionary and intended by Solexa not to qualify as incentive stock options under the Internal Revenue Code.
      The following table sets forth options granted to our directors during the last fiscal year. The exercise price is equal to the fair market value of the common stock on the last market trading day prior to the date of grant (based on the closing sales price reported on the Nasdaq SmallCap Market). As of December 31, 2004, no options had been exercised by non-employee directors under the 1992 Stock Option Plan.

		Number of
		Securities
		Underlying
		Options	Exercise Price
Name	Date of Grant	Granted	per Share

Craig C. Taylor	10/26/04	625	$5.92
Sydney Brenner, M.B., D. Phil	10/26/04	625	5.92
Leroy Hood, M.D., Ph.D.	10/26/04	625	5.92
James C. Kitch	10/26/04	625	5.92
Marc D. Kozin	10/26/04	625	5.92
James V. Mitchell	10/26/04	625	5.92
David C. U’Prichard, Ph.D.	10/26/04	625	5.92
      In June 2001, Dr. Brenner entered into a consulting agreement with us. Pursuant to the agreement, Dr. Brenner, a former member of our Board, is to perform consulting services of at least eight to 16 hours per month in consideration of his standard consulting fee. In 2004, Dr. Brenner did not perform any consulting services for the Company.
Compensation of Executive Officers
      The following table sets forth certain compensation paid by Solexa during the calendar years ended December 31, 2004, 2003 and 2002, to (i) all persons who served as our Chief Executive Officer and (ii) the other three most highly compensated executive officers whose compensation exceeded $100,000:
Summary Compensation Table

						Long-Term Compensation Awards
		Annual Compensation
						Restricted	Securities
				Other Annual		Stock	Underlying	All Other
		Salary	Bonus	Compensation		Awards	Options	Compensation
Name and Principle Position	Year	($)	($)	($)		($)	(#)	($)

Kevin P. Corcoran	2004	$255,491	$—	$750	(1)	$—	23,100
Former President and	2003	245,713	—	750	(1)	—	20,000	—
Chief Executive Officer	2002	220,544	—	750	(1)	—	2,500	—
Mary J. Schramke, Ph.D. MBA	2004	183,722	—	6,637	(1)(2)	—	11,500	—
Vice President and	2003	157,690	—	750	(1)	—	3,500	—
General Manager of	2002	221,552	—	750	(1)	—	—	—
Genomic Services
Kathy A. San Roman	2004	158,970	—	750	(1)	—	15,000	—
Vice President, Human	2003	154,619	—	750	(1)	—	12,500	—
Resources and Administration	2002	159,032	—	750	(1)	—	2,500	—
Thomas J. Vasicek, Ph.D.	2004	198,615	—	19,624	(1)(2)	—	3,750	—
Former Vice President,	2003	216,257	—	21,720	(1)(2)	—	12,500	—
Business Development	2002	108,416	—	15,750	(1)(3)	—	8,571	—

(1)	Includes contributions of $750 made by Solexa to its 401(k) Plan on behalf of such employee. Mr. Corcoran resigned from the Company in December 2004.

(2)	Includes sales commissions received.

(3)	Includes a sign-on bonus received by Dr. Vasicek when he joined Solexa in June 2002. Dr. Vasicek resigned from the Company in May 2005.
      Except as disclosed above, we did not pay any compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, to any of the Named Executive Officers during the year ended December 31, 2004.

Stock Option Grants and Exercises
      We grant options to our executive officers under our 1992 Stock Option Plan, as amended (the “1992 Plan”) and our 2005 Equity Incentive Plan adopted on June 3, 2005. As of December 31, 2004, options to purchase a total of 366,862 shares were outstanding under the 1992 Plan.
      The following table sets forth, for each of the Named Executive Officers, certain information regarding options granted to, exercised by and held during the year ended December 31, 2004.
Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value
		% of Total			at Assumed Annual Rates
	Number of	Options			of Stock Price
	Securities	Granted to	Exercise		Appreciation for
	Underlying	Employees	Price per		Option Term(2)
	Options	in	Share	Expiration
Name	Granted (#)	2004(1)	($/share)	Date	5% ($)	10% ($)

Kevin P. Corcoran	20,000	9.46	$8.16	04/28/14	$103,893	$263,286
	3,100	1.46	5.92	10/26/14	11,541	29,248
Mary J. Schramke, Ph.D. MBA	6,000	2.84	8.26	04/28/14	31,168	78,986
	3,000	1.42	5.92	10/26/14	11,169	28,305
	2,500	1.18	7.80	12/15/14	12,263	31,078
Kathy A. San Roman	10,000	4.72	8.26	04/28/14	51,947	131,643
	2,500	1.18	5.92	10/26/14	9,308	23,587
	2,500	1.18	7.80	12/15/14	12,263	31,078
Thomas J. Vasicek, Ph.D.	1,250	0.59	5.92	10/26/14	4,654	11,794
	2,500	1.18	7.80	12/15/14	12,263	31,078

(1)	Based on options for an aggregate of 211,500 shares granted to our employees and directors during the year ended December 31, 2004, including the Named Executive Officers.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of the term for the appreciated stock price. The assumed annual rates of appreciation are for illustrative purposes only.
      The following table sets forth certain information concerning the number of options exercised by the Named Executive Officers during the year ended December 31, 2004, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers.
Aggregated Option Exercises in the Year Ended December 31, 2004 and Option Values

					Value of Unexercised
			Number of Unexercised		In-the-Money Options at
	Shares		Options at Year End		Year End
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin P. Corcoran	—	$—	14,175	—	$23,508	$—
Mary J. Schramke, Ph.D. MBA	—	—	2,183	12,817	4,611	12,659
Kathy A. San Roman	—	—	13,091	23,090	15,280	32,270
Thomas J. Vasicek, Ph.D.	—	—	8,701	16,120	15,208	30,192

Employment, Severance and Change of Control Agreements
      In June 2002, we entered into an employment agreement with Kevin P. Corcoran, Solexa’s former President and Chief Executive Officer, providing for annual compensation of $250,000. In the event Mr. Corcoran’s employment was terminated without cause (as defined in the agreement) by us, or by any successor or acquiring entity, upon or after certain change of control events, Mr. Corcoran would have been eligible to receive severance compensation: (a) if the termination occurs on or prior to the first year anniversary of the effective date of the agreement, equal to six months of his base salary; and (b) if the termination occurs after the first year anniversary of the effective date of the agreement, equal to three months of his base salary. The severance would have been the only severance, benefit or cash compensation, other than accrued wages, to which Mr. Corcoran would have been entitled from Solexa in the event of a termination without cause. In the event, however, that a successor or acquiring entity would have been obligated to pay such severance to Mr. Corcoran, such severance shall have been in addition to any equity compensation or benefits for which Mr. Corcoran may have been eligible under the 1992 Plan. Mr. Corcoran resigned from the Company in December 2004.
      In January 2003, we entered into an employment agreement with Mary J. Schramke, Ph.D., Solexa’s Vice President and General Manager of Genomic Services, providing for annual compensation of $185,000. In the event Dr. Schramke’s employment is terminated without cause (as defined in the agreement) by us, or by any successor or acquiring entity, upon or after certain change of control events, Dr. Schramke shall be eligible to receive severance compensation: (a) if the termination occurs on or prior to the first year anniversary of the effective date of the agreement, equal to three months of her base salary; and (b) if the termination occurs after the first year anniversary of the effective date of the agreement, equal to at least one month of her base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Dr. Schramke shall be entitled from Solexa in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Dr. Schramke, such severance shall be in addition to any equity compensation or benefits for which Dr. Schramke may be eligible under the 1992 Plan.
      In January 2003, we entered into an employment agreement with Kathy A. San Roman, Solexa’s Vice President, Human Resources and Administration, providing for annual compensation of $160,000. In the event Ms. San Roman’s employment is terminated without cause (as defined in the agreement) by us, or by any successor or acquiring entity, upon or after certain change of control events, Ms. San Roman shall be eligible to receive severance compensation equal to three months of her base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Ms. San Roman shall be entitled from Solexa in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Ms. San Roman, such severance shall be in addition to any equity compensation or benefits for which Ms. San Roman may be eligible under the 1992 Plan.
      In June 2002, we entered into an employment agreement with Thomas J. Vasicek, Ph.D., Solexa’s former Vice President, Business Development, providing for: (i) an initial annual compensation of $200,000; (ii) subject to certain performance-based criteria, a potential annualized base salary increase to $240,000; and (iii) subject to the achievement of certain milestones, a possible cash bonus equal to one percent (1%) of the cash proceeds received by Solexa from certain third-party transactions. Also under the terms of the agreement, Dr. Vasicek was granted an option to purchase 8,571 shares of common stock at an exercise price of $16.10 per share, subject to a five-year vesting schedule. In the event Dr. Vasicek’s employment was terminated without cause (as defined in the agreement) by Solexa, or by any successor or acquiring entity, upon or after certain change of control events, Dr. Vasicek may have been eligible to receive severance compensation: (a) if the termination occurred on or prior to the first year anniversary of Dr. Vasicek’s hire date, equal to six months of his base salary; and (b) if the termination occurred after the first year anniversary of Dr. Vasicek’s hire date, equal to three months of his base salary. The severance may have been the only severance, benefit or cash compensation, other than accrued wages, to which Dr. Vasicek may have been be entitled from Solexa in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Dr. Vasicek, such severance may have been in addition to any equity compensation or benefits for which Dr. Vasicek would have been eligible under the 1992 Plan. Dr. Vasicek resigned from the Company in May 2005.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION(2)
General
      The Company became a public reporting company in December l993, when the Company registered its common stock and Series A preferred stock under the Exchange Act, and the Compensation Committee of the Board was established in March l994. Accordingly, the Compensation Committee has made the primary compensation determinations for the Company’s officers, including the establishment of base salaries, consideration of bonuses and stock option grants. For the year ended December 31, 2004, the Compensation Committee members were Messrs. Taylor and Kitch. Since March 4, 2005, the Compensation Committee members have consisted of Messrs. Taylor, Daniel, Hauser and Lloyd-Harris. The Compensation Committee has provided the following with respect to the compensation of executive officers during the year ended December 31, 2004.
Compensation Philosophy
      The Company and its Compensation Committee believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and that the Company must align compensation with short-term and long-term business strategies and performance goals. The current compensation philosophy is to emphasize stockholder value linked with incentives such as stock options over salary increases. The basic elements of executive officer compensation are as follows:

Salary. To insure that its compensation practices remain competitive, the Company compares its compensation of executives with that of executives of other companies of similar industry, size and geographic location. Salary increases are generally granted on an annual basis and are based on both individual performance and the standard percentage of salary increases granted to other employees.

Bonuses. During 2004, the Compensation Committee did not consider bonuses when establishing executive compensation, focusing instead on base salary and long-term incentives as the primary compensation vehicles appropriate to the stages of the Company’s development. As part of its general compensation philosophy, however, the Company believes that executive performance may be maximized via a system of annual incentive awards, and the Company may consider such awards in the future.

Long-term Incentives. The Company believes that equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders. The Compensation Committee grants stock options to executive officers and other key employees based on a variety of factors, including the financial performance of the Company and assessment of personal performance. Through stock option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options generally is 100% of the fair market value as quoted on the Nasdaq Stock Market on the last market trading day prior to the day of determination. Employees receive value from these grants only if the common stock appreciates in the long term.
Compensation of Former Chief Executive Officer
      Mr. Corcoran’s compensation was established in accordance with the criteria described above and pursuant to the terms of his employment agreement. Mr. Corcoran received an annual compensation of $250,000. In March 2003, Mr. Corcoran received an option to purchase 40,000 shares of common stock at an exercise price of $2.09. The Compensation Committee set Mr. Corcoran’s total annual compensation at a level it believed was competitive with that of other Chief Executive Officers at other companies in the biotechnology industry, although at the middle of the range. In addition, Mr. Corcoran’s stock option grant

     (2) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

was at a level and subject to terms that the Compensation Committee believed would properly motivate and retain Mr. Corcoran as the President and Chief Executive Officer of the Company.
Certain Tax Considerations
      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Board has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as performance based compensation.
      From the members of the Compensation Committee:

Craig C. Taylor
Tom Daniel
Hermann Hauser
Genghis Lloyd-Harris
Compensation Committee Interlocks and Insider Participation
      Our Compensation Committee was established in March 1994 and is currently composed of four non-employee directors: Messrs. Taylor, Daniel, Hauser and Lloyd-Harris. From January 21, 2003 until March 4, 2005, the Compensation Committee was comprised of Messrs. Taylor and Kitch. Mr. Taylor served as Acting Chief Financial Officer of Solexa from July 1994 to April 1997. No executive officer of Solexa has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Solexa’s board of directors or Compensation Committee. There were no officers or employees of Solexa who participated in deliberations of the Compensation Committee concerning executive officer compensation during the year ended December 31, 2004.

Performance Measurement Comparison(3)
      The following graph shows the initial stockholder return of an investment of $100 in cash on December 31, 1999 for: (i) the common stock of the Company; (ii) the Nasdaq Stock Market; (iii) the S&P Biotechnology Index and (iv) RDG Micro Cap Biotechnology. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.

     (3) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      On September 28, 2004, we entered into support agreements and irrevocable undertakings with certain shareholders of Solexa Limited, namely (i) entities affiliated with Abingworth Management Limited, which are Abingworth Bioventures II SICAV, Abingworth Bioventures II A LP, Abingworth Bioventures III A LP, Abingworth Bioventures III B LP, Abingworth Bioventures III C LP and Abingworth Bioventures III Executives LP; (ii) entities affiliated with Amadeus Capital Partners Limited, which are Amadeus II A LP, Amadeus II B LP, Amadeus II C LP, Amadeus II D GmbH & Co KG and Amadeus II Affiliates Fund LP; (iii) entities affiliated with OBP Management IV L.P., which are Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P.; (iv) entities affiliated with Schroder Venture Managers Inc., which are Schroder Ventures International Life Sciences Fund II Strategic Partners L.P., Schroder Ventures International Life Sciences II L.P. 1, Schroder Ventures International Life Sciences II L.P. 2, Schroder Ventures International Life Sciences II L.P. 3 and Schroder Ventures International Life Sciences Fund II Group Co-Investment Scheme and SV (Nominee) Limited as Nominee to Schroder Ventures Investments Limited; and (v) John West, our Chief Executive Officer (collectively the “Supporting Shareholders”).
      Under the support agreements, each Supporting Shareholder agreed to accept or procure acceptance of the business combination transaction of Solexa Limited and Solexa and to vote all the shares held in Solexa Limited in favor of a delivery notice to invoke the compulsory transfer to the Company of any remaining share capital of Solexa Limited. The Supporting Shareholders also agreed not to convert any Solexa Limited B preferred shares and Solexa Limited A ordinary shares held by them into Solexa Limited ordinary shares and waived their pre-emption and rights of first refusal under Solexa Limited’s articles of association with respect to the business combination transaction.
      Under the support agreements, the Supporting Shareholders also agreed not to, directly or indirectly, transfer (except as may be specifically required by court order), sell, pledge, hypothecate or otherwise dispose of or encumber, for a period ending on 180 days following March 4, 2005, the first closing date of the business combination transaction between the Company and Solexa Limited. We have agreed to file a resale registration statement covering the resale of shares of our common stock received by the Supporting Shareholders who may be deemed to be affiliates of Solexa Limited, as the term affiliate is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Securities Act of 1933, as amended.
      Hermann Hauser, a director of the Company and member of the Compensation Committee of the Board, shares the power to vote and control the disposition of the shares held by the entities affiliated with Amadeus Capital Partners Limited. Mark Carthy, a director of the Company, is a General Partner of OBP Management IV L.P. and is deemed to share voting and investment power over the shares held by the entities affiliated with OBP Management IV L.P. Tom Daniel, a director of the Company and member of the Audit, Compensation and Nominating Committees of the Board, was formerly a General Partner of Schroder Ventures Life Sciences Advisers (UK) Limited which is an advisor to Schroder Venture Managers, Inc., the General Partner of the entities known collectively as Schroder Ventures International Life Sciences Fund II. G. Mason Morfit, a director of the Company and member of the Audit, Committees of the Board, is a Partner of ValueAct Capital Management, L.P.
      Entities affiliated with Abingworth Management Limited, entities affiliated with Amadeus Capital Partners Limited, entities affiliated with OBP Management IV L.P., entities affiliated with Schroder Venture Managers Inc. and ValueAct are each beneficial owners of more than 5% of our common stock.
      For legal services rendered during the calendar year ended December 31, 2004, we paid approximately $807,000 to Cooley Godward LLP, Solexa’s counsel, of which Mr. Kitch, a former director of Solexa, is a partner. Mr. Kitch resigned from the board effective March 4, 2005, in connection with the closing of the business combination transaction with Solexa Limited.
      For business development consulting services and expenses during the calendar year ended December 31, 2004, Solexa paid approximately $6,400 to L.E.K. Consulting LLC, of which Marc Kozin, a former director of Solexa is President of their North American practice. Mr. Kozin resigned from the board effective March 4, 2005, in connection with the closing of the business combination transaction with Solexa Limited.

      In June 2001, Dr. Brenner entered into a consulting agreement with us. Pursuant to the agreement, Dr. Brenner is to perform consulting services of at least eight to 16 hours per month in consideration of his standard consulting fee. In 2004, Dr. Brenner received no consulting fees for services performed for us. Dr. Brenner resigned from the board effective March 4, 2005, in connection with the closing of the business combination transaction with Solexa Limited.
      For genomics discovery services performed during the calendar year ended December 31, 2003, Solexa received approximately $60,000 from the Institute for Systems Biology, of which Leroy Hood, a former director of Solexa is President and Director. Dr. Hood resigned from the board effective March 4, 2005, in connection with the closing of the business combination transaction with Solexa Limited.
      Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under our Bylaws to enter into indemnification agreements with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and executive officers, as well as certain other employees.
HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are Solexa stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to: Investor Relations, Solexa, Inc., 25861 Industrial Blvd., Hayward, CA 94545 at (510) 670-9300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Linda Rubinstein

Linda Rubinstein
Secretary
June      , 2005
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004, is available without charge upon written request to: Investor Relations, Solexa, Inc., 25861 Industrial Blvd., Hayward, California 94545.

Appendix A
Solexa, Inc.
2005 Equity Incentive Plan
Adopted: June 3, 2005
Approved By Stockholders:                     , 2005
Termination Date: June 2, 2015

1.	Purposes.
      (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.
      (b) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards and (vii) Other Stock Awards.
      (c) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
      2.     Definitions.
      (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, as of the day of determination, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
      (b) “Board” means the Board of Directors of the Company.
      (c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).
      (d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

      The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
      Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).
      (e) “Code” means the Internal Revenue Code of 1986, as amended.
      (f) “Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3(c).
      (g) “Common Stock” means the common stock of the Company.
      (h) “Company” means Solexa, Inc., a Delaware corporation.
      (i) “Consultant” means any person, including an advisor, who (i) is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) is serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
      (j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
      (k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
      (l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
      (m) “Director” means a member of the Board.
      (n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
      (o) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
      (p) “Entity” means a corporation, partnership or other entity.
      (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 14, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
      (s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows and, if applicable, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, the Nasdaq SmallCap Market or over-the-counter market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.
      (t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
      (u) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
      (v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
      (w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
      (x) “Option” means a stock option to purchase shares of Common Stock granted pursuant to the Plan.
      (y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
      (z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
      (aa) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
      (bb) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
      (cc) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
      (dd) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
      (ee) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
      (ff) “Plan” means this Solexa, Inc. 2005 Equity Incentive Plan.
      (gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
      (hh) “Securities Act” means the Securities Act of 1933, as amended.
      (ii) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).
      (jj) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
      (kk) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award or any Other Stock Award.

      (ll) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
      (mm) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
      (nn) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.
      (oo) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
      (pp) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.
      (qq) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).
      (rr) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
      (ss) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
      (tt) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
      3.     Administration.
      (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
      (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
      (c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
      (d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(s)(ii) above.
      (e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
      4.     Shares Subject to the Plan.
      (a) Initial Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million nine hundred seventy-eight thousand seven hundred sixty-seven (1,978,767) shares of Common Stock (which includes a total of one hundred seventy-eight thousand seven hundred sixty-seven (178,767) shares of Common Stock that were previously held in reserve under the Lynx Therapeutics, Inc. 1992 Stock Option Plan, but which were unused, and which have been transferred to this Plan). Additionally, if any outstanding stock options granted under the Lynx Therapeutics, Inc. 1992 Stock Option Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock that are not acquired under any such stock options shall revert to, and become available for issuance under this Plan. The maximum aggregate number of additional shares of Common Stock that may revert to this Plan under this provision is one million one hundred seventy-one thousand seven hundred thirty-seven (1,171,737) shares.
      (b) Reversion of Shares to the Share Reserve. If any Stock Award under this Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be three million one hundred fifty thousand five hundred four (3,150,504) shares of Common Stock (which includes a total of one million one hundred seventy-one thousand seven hundred thirty-seven (1,171,737) shares of Common Stock that may revert to this Plan under Section 4(a)).
      (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
      (d) Share Reserve Limitation. Notwithstanding Section 4(a), to the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.
      5.     Eligibility.
      (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
      (b) Ten Percent Stockholders.

(i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii) To the extent Section 260.140.41 of Title 10 of the California Code of Regulations is applicable, a Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of the Option is at least (a) one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant, or (b) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

(iii) To the extent Section 260.140.42 of Title 10 of the California Code of Regulations is applicable, a Ten Percent Stockholder shall not be granted a Stock Purchase Award, Stock Appreciation Right (if such award could be settled in shares of Common Stock), or a Stock Unit Award (if such award could be settled in shares of Common Stock), unless the purchase price of the stock is at least

(i) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the award.

      (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than one million five hundred thousand (1,500,000) shares of Common Stock during any calendar year.
      (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.
      6.     Option Provisions.
      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
      (a) Term. The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.
      (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
      (c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
      (d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the sole discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company (either by actual delivery or attestation) of other Common Stock at the time the Option is exercised, (2) by a “net exercise” of the Option (as further described below), (3) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.
      In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) shares withheld for purposes of tax withholding.
      (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
      (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable pursuant to a domestic relations order and to such further extent provided in the Option Agreement; provided, however, if the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. Notwithstanding the above, to the extent Section 260.140.41(d) of Title 10 of the California Code of Regulations is applicable at the time of grant of the Nonstatutory Stock Option, the Option shall not be transferable except by will or by the laws of descent and distribution or as otherwise permitted by Section 260.141.41(d) and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
      (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
      (h) Minimum Vesting. Notwithstanding the foregoing Section 6(g), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

(i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(ii) Options granted to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.
      (i) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her

Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement, or (ii) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days in the case of an Option subject to Section 260.140.41(g) of Title 10 of the California Code of Regulations, unless such termination is for cause). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
      (j) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
      (k) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement, or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months in the case of an Option subject to Section 260.140.41(g) of Title 10 of the California Code of Regulations). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
      (l) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Sections 6(e) or 6(f), but only within the period ending on the earlier of (i) the expiration of the term of such Option as set forth in the Option Agreement or (ii) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months in the case of an Option subject to Section 260.140.41(g) of Title 10 of the California Code of Regulations). If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
      (m) Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 10(i), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 10(i) is not violated, the Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.
      (n) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 10(i), the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. Provided that the “Repurchase Limitation” in Section 10(i) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.
      (o) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this Section 6(o) or in the Stock Award Agreement for the Option, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company. The Company will not exercise its right of first refusal until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.
      7.     Provisions of Stock Awards other than Options.
      (a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse, or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash at the time of purchase, or (ii) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii) Vesting. Subject to the “Repurchase Limitation” in Section 10(i), shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 10(i), in the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the repurchase right may be the lesser of: (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost. Provided that the “Repurchase Limitation” in Section 10(i) is not violated, the Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

      (b) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Stock Bonus Award may be awarded in consideration for (i) past services actually rendered to the Company or an Affiliate or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Subject to the “Repurchase Limitation” in Section 10(i), shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 10(i), in the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.
      (c) Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate; provided, however, that a Stock Unit Award that could be settled in shares of Common Stock shall be subject to the provisions of Section 10(i).

(iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration as determined by the Board and contained in the Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
      (d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in share of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate; provided, however, that a Stock Appreciation Right that could be settled in shares of Common Stock shall be subject to the provisions of Section 10(i).

(iii) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
      (e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof)

to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
      8.     Covenants of the Company.
      (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
      (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
      9.     Use of Proceeds from Stock.
      Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
      10.     Miscellaneous.
      (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
      (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
      (c) No Employment or other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
      (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
      (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
      (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.
      (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
      (h) Information Obligation. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 10(h) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.
      (i) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award, and the repurchase price may be either the Fair Market Value of the shares of Common Stock on the date of termination of Continuous Service, or the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

(i) Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”) and (ii) the right terminates when the shares of Common Stock become publicly traded.

(ii) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price, then (x) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

11.	Adjustments upon Changes in Stock.
      (a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
      (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
      (c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may not choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

      (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	Amendment of the Plan and Stock Awards.
      (a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.
      (b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.
      (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
      (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
      (e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing a Stock Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	Termination or Suspension of the Plan.
      (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
      (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	Effective Date of Plan.
      The Plan shall become effective on June 3, 2005, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Choice of Law.
      The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

DETACH HERE

PROXY

SOLEXA, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 7, 2005

     The undersigned hereby appoints John West and Linda Rubinstein, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Solexa, Inc. (the “Company”) that the undersigned may be entitled to vote at the 2005 Annual Meeting of Stockholders of Solexa, Inc. to be held at the Company’s offices located at 25861 Industrial Blvd., Hayward, California 94545 on Thursday, July 7, 2005 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 2 AND FOR PROPOSALS 1, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED AND DATED ON REVERSE
SEE REVERSE
SIDE

SOLEXA, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSXA11

☒	Please mark votes as in this example.	#LYT

MANAGEMENT RECOMMENDS A VOTE FOR ALL THE NOMINEES NAMED IN PROPOSAL 2 AND A VOTE FOR PROPOSALS 1, 3 AND 4.

											FOR	AGAINST	ABSTAIN
2.	To elect seven directors to serve for the ensuing year and until their successors are elected:								1.	To approve the issuance of common stock and warrants to purchase common stock in connection with a financing transaction.	☐	☐	☐

	NOMINEES:	(01)	Craig C. Taylor; (02) John West; (03) Stephen D. Allen;
		(04)	Douglas M. Fambrough; (05) Hermann Hausor;
		(06)	Genghis Lloyd-Harris; and (07) G. Mason Morfit.

											FOR	AGAINST	ABSTAIN
			FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	3.	To approve and adopt the Solexa, Inc. 2005 Equity Incentive Plan.	☐	☐	☐

		☐					☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
For all nominee(s) except as written above
											FOR	AGAINST	ABSTAIN
									4.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.	☐	☐	☐

Please sign exactly as your name appears hereon, if the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating titles. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.

Signature:	Date:	Signature:	Date: